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                                                                    EXHIBIT 11.1

                                      PIXAR

                STATEMENT OF COMPUTATIONS OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                              Three Months Ended      Nine Months Ended
                                                 September 30,           September 30,
                                              ------------------     --------------------
                                               1997       1996        1997         1996
                                              ------     -------     -------     --------
Weighted average number of shares
  outstanding                                 41,717      38,698      40,913       38,445
Common stock equivalents                       7,176       8,016       7,525        8,528
                                              ------     -------     -------     --------
Total shares used in computing net income
  (loss) per share                            48,893      46,714      48,438       46,973
                                              ======     =======     =======     ========

Net income from continuing operations         $3,559     $10,224     $17,713     $ 21,247
                                              ======     =======     =======     ========
Net income per share from continuing
operations                                    $ 0.07     $  0.22     $  0.37     $   0.45
                                              ======     =======     =======     ========
Net income (loss) from discontinued
operations                                    $  113     $  (624)    $    36     $   (578)
                                              ======     =======     =======     ========
Net income (loss) per share from
discontinued operations                       $ 0.01     $ (0.01)    $  0.00     $  (0.01)
                                              ======     =======     =======     ========
Net income                                    $3,672     $ 9,600     $17,749     $ 20,669
                                              ======     =======     =======     ========
Net income per share                          $ 0.08     $  0.21     $  0.37     $   0.44
                                              ======     =======     =======     ========